IMMUCOR, INC.

EXHIBITS


Exhibit 11.1  Statement re: computation of per share earnings.



Primary income per share calculations:
                                            Three Months Ended
                                           August 31, August 31,
                                             1997       1996


Net income                                 $557,655   $597,168


Weighted average number of common
shares and common share
equivalents are as follows:
Weighted average common shares
  outstanding                             8,080,324  8,055,035
Shares issued from assumed exercise of
  dilutive options and warrant              320,402    571,323
Weighted average number of shares
  outstanding (as adjusted)               8,400,726  8,626,358



Net income per common
  and common equivalent share                 $0.07      $0.07






 Note: shares issued from assumed exercise of options and warrants include the number of incremental shares which result from applying the "treasury stock method" for options and warrants.





                                    IMMUCOR, INC.

EXHIBITS


Exhibit 11.1  Statement re: computation of per share earnings.
(continued)


Fully diluted income per share calculations:
                                            Three Months Ended
                                           August 31, August 31,
                                             1997       1996


Net income                                 $557,655   $597,168


Weighted average number of common
shares and common share
equivalents are as follows:
Weighted average common shares
  outstanding                             8,080,324  8,055,035
Shares issued from assumed exercise of
  dilutive options and warrant              320,402    603,912
Weighted average number of shares
  outstanding (as adjusted)               8,400,726  8,658,947



Net income per common
  and common equivalent share                 $0.07      $0.07






 Note: shares issued from assumed exercise of options and warrants include the number of incremental shares which result from applying the "treasury stock method" for options and warrants.